Exhibit 13.1

SECTION 906 CERTIFICATION

(pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

          In connection with the Annual Report on Form 20-F for the fiscal year ended December 31, 2005 of Given Imaging Ltd. (the “Company”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (the “Report”) and pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Gavriel D. Meron, President, Chief Executive Officer and Director, of the Company, certify, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for, the periods presented in the Report.

By:	/s/ Gavriel D. Meron

Name: Gavriel D. Meron
Title: President, Chief Executive Officer and Director

Date: April 6, 2006

A signed original of this written statement required by Section 906 has been provided to Given Imaging Ltd. and will be retained by Given Imaging Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.